Exhibit 10.5
HOLLYFRONTIER CORPORATION
OMNIBUS INCENTIVE COMPENSATION PLAN
Section 1. Purpose of the Plan
     The HollyFrontier Corporation Omnibus Incentive Compensation Plan (the “Plan”) is intended to promote the interests of HollyFrontier Corporation, a Delaware corporation (the “Company”), by providing Employees, Consultants and Directors a means whereby they may develop a sense of ownership and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. The Plan is also contemplated to enhance the ability of the Company and its Subsidiaries to attract and retain the services of individuals who are essential for the growth and profitability of the Company.
     The Plan is an amendment and restatement of the Frontier Oil Corporation Omnibus Incentive Compensation Plan (the “Prior Plan”), which the Company assumed as of the effective time of the merger of North Acquisition Inc., a wholly-owned subsidiary of the Company, with and into Frontier Oil Corporation (“Frontier”) and the merger of Frontier with and into the Company (the “Merger”). Previously, the Prior Plan amended and restated Frontier’s 1999 Stock Plan (the “Frontier 1999 Plan”) and was renamed the “Frontier Oil Corporation Omnibus Incentive Compensation Plan,” and the Frontier Oil Corporation Restricted Stock Plan was merged into the Prior Plan to become a part of the Plan.
Section 2. Definitions
     As used in the Plan, the following terms shall have the meanings set forth below:
     “Award” shall mean an Option, Restricted Stock, SAR, Performance Award, Stock Units, Bonus Shares, Dividend Equivalent Rights, Other Stock-Based Award or Substitute Awards.
     “Award Agreement” shall mean any written or electronic agreement, contract, instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant. An Award Agreement shall include the terms of an employment agreement, severance agreement or change of control agreement to the extent such other agreement provides for the treatment of equity based awards of the Company, unless the Award Agreement or other agreement expressly provides to the contrary.
     “Board” shall mean the Board of Directors of the Company.
     “Bonus Shares” shall mean an award of Shares granted pursuant to Section 6(f) of the Plan.
     “Change of Control” shall mean, and shall be deemed to have occurred upon the occurrence of any one of the following:
     (a) the consummation of any transaction (including without limitation, any merger, consolidation, tender offer, or exchange offer) the result of which is that any individual, entity, group or “person” (as such term is used in Sections 13(d)(3) and 14(d)(2), of the Exchange Act), other than the Company, a Subsidiary or an employee benefit plan of either, becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of stock and/or securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding voting securities,

     (b) a change in the composition of the Board, as a result of which fewer than a majority of the Directors are Incumbent Directors. “Incumbent Directors” shall mean Directors who either (A) are Directors as of the Effective Date, or (B) are elected, or nominated for election, thereafter to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination, but “Incumbent Director” shall not include an individual whose election or nomination is in connection with (i) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or (ii) a plan or agreement to replace a majority of the then Incumbent Directors,
     (c) the consummation of the sale, lease, transfer, conveyance or other disposition (including by merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole (other than to an entity wholly owned, directly or indirectly, by the Company), unless, following such transaction all or substantially all of the persons who were the beneficial owners of the outstanding voting stock and securities of the Company immediately prior to such transaction beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding voting stock and securities of the entity resulting from such transaction in substantially the same proportions as immediately prior to such transaction, or
     (d) the adoption of a plan relating to the liquidation or dissolution of the Company;
provided, however, notwithstanding the foregoing, with respect to any Award that is subject to Section 409A of the Code, Change of Control shall have the meaning set forth in the regulations and guidance issued under Section 409A of the Code.
     “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.
     “Committee” shall mean the Compensation Committee of the Board or any other committee of the Board designated, from time to time, by the Board to act as the Committee under the Plan.
     “Consultant” shall mean any individual who is not an Employee or a Director and who provides consulting or advisory services to the Board, Company or a Subsidiary, including an advisory director to the Board.
     “Director” shall mean any member of the Board who is not an Employee.
     “Dividend Equivalent Rights” or “DERs” shall mean a contingent right to receive an amount of cash equal to the cash dividends paid by the Company with respect to a Share during the period a tandem Stock Unit Award is outstanding.
     “Effective Date” shall mean July 1, 2011.
     “Employee” shall mean any employee of the Company or a Subsidiary.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
     “Fair Market Value” shall mean, as of any applicable date, the closing sales price for a Share on such date as reported in The Wall Street Journal, or any other reporting service approved by the Committee; however, if Shares shall not have been quoted or traded on such applicable date, Fair Market Value shall be determined based on the next preceding date on which they were quoted or traded, or, if deemed appropriate by the Committee, in such other manner as it may deem appropriate. In no event shall the Fair Market Value of any Share be less than its par value. In the event the Shares are not publicly traded at the time a determination of its Fair Market Value is required to be made hereunder, the determination of Fair Market Value shall be made in good faith by the Committee.
     “Incentive Stock Option” or “ISO” shall mean an option granted under Section 6(a) of the Plan that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision thereto.
     “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.
     “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.
     “Other Stock-Based Award” shall mean an award granted pursuant to Section 6(i) of the Plan that is not otherwise specifically provided for in another paragraph of Section 6.
     “Participant” shall mean any Employee, Consultant or Director granted an Award under the Plan.
     “Performance Award” shall mean any right granted under Section 6(c) of the Plan.
     “Performance Criteria” shall mean the following business criteria with respect to the Company, any Subsidiary, division or operating unit: net income per share, net income per share from operations, cash flow, cash flow per share, cash flow from operating activities, cash flow before financing activities, targeted cash balances, compliance with debt covenants, pre-tax income, return on capital employed, return on equity, return on assets, stock price, shareholder return, net income, operating income, earnings before interest, taxes, depreciation and amortization expenses, cost controls, reductions or savings, safety, refinery reliability, and economic value added. Such targets may be expressed in terms of the Company, a Subsidiary, division or business unit, as determined by the Committee. The performance measures shall be subject to adjustment for changes in accounting standards required by the Financial Accounting Standards Board after the goal is established, and, to the extent provided for in the Award Agreement and permitted by Section 162(m), shall be subject to adjustment for specified significant extraordinary items or events. In this regard, performance goals based on stock price shall be proportionately adjusted for any changes in the price due to a stock split. Performance measures may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company or any Subsidiary, division, or department thereof. A performance goal need not be based upon an increase or positive result under a business criterion and may be based upon limiting economic losses or maintaining the status quo.
     “Person” shall mean individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.
     “Restricted Period” shall mean the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant.
     “Restricted Stock” shall mean any Share, prior to the lapse of restrictions thereon, granted under Section 6(b) of the Plan.
     “Rule 16b-3” shall mean Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

     “SEC” shall mean the Securities and Exchange Commission, or any successor thereto.
     “Shares” or “Common Shares” or “Common Stock” shall mean the common stock of the Company, par value $0.01 per share, and such other securities or property as may become the subject of Awards of the Plan.
     “SAR” shall mean a stock appreciation right granted under the Plan that entitles the holder to receive the excess of the Fair Market Value of a Share on the relevant date over the exercise price of such SAR, with the excess paid in cash and/or in Shares in the discretion of the Committee.
     “Stock Unit” shall mean an Award granted pursuant to Section 6(h) of the Plan.
     “Subsidiary” shall mean an entity (whether a corporation, partnership, joint venture, limited liability company or other entity) in which the Company owns a majority of the voting power of the entity directly or indirectly except with respect to the grant of an ISO, the term Subsidiary shall mean any “subsidiary corporation” of the Company as defined in Section 424 of the Code.
     “Substitute Award” shall mean an Award granted under the Plan to an individual who becomes eligible to be a Participant as a result of an acquisition by the Company or a Subsidiary in which such individual’s equity awards in the acquired or selling entity were terminated.
Section 3. Administration
     The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: i) designate Participants; ii) determine the type or types of Awards to be granted to a Participant; iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; iv) determine the terms and conditions of any Award; v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the company, any Subsidiary, any Participant, any holder or beneficiary of any Award, any stockholder and any other Person. The Committee may, subject to any applicable law, regulatory, securities exchange or other similar restrictions, delegate to one or more officers of the Company, the authority to grant Awards to Employees and Consultants who are not subject to Section 16(b) of the Exchange Act. The Committee may impose such limitations and restrictions, in addition to any required restrictions/limitations, as the Committee may determine in its sole discretion with respect to any delegation. Any grant made pursuant to such a delegation shall be subject to all of the provisions of the Plan concerning the type of Award granted.

Section 4. Shares Available for Awards
     (a) Shares Available. Subject to adjustment as provided below and in Section 4(c), the maximum aggregate number of Shares that may be delivered with respect to Awards granted under the Plan shall be 3,724,255 Shares, which is equal to (a) 6,316,092 shares of Frontier common stock that were not previously issued and are not subject to outstanding awards granted under the Prior Plan, and (b) 1,425,032 shares of Frontier common stock that are subject to outstanding awards originally made by Frontier under the Prior Plan that are being assumed by the Company in connection with, and that will continue to be outstanding following, the consummation of the Merger (the “Assumed Awards”), in each case, multiplied by an exchange ratio of 0.4811 and rounded, if necessary, down to the nearest whole Share. Of the 3,724,255 Shares that may be subject to Awards under the Plan, 308,445 Shares (all of which are subject to Assumed Awards) (the “Initial Pool”) shall be subject to adjustment as follows: with respect to each stock-denominated Award, the number of Shares in such Initial Pool shall be reduced by 1.7 times the number of Shares subject to such Award. The other 3,415,810 Shares (the “New Pool”) shall be subject to adjustment as follows: with respect to each stock-denominated Award, other than an Option or SAR, granted from the New Pool, the number of Shares in the New Pool shall be reduced by 1.6 times the number of Shares subject to such Award. With respect to each Option or SAR granted under the Plan, the number of Shares in such pool shall be reduced on a 1.0 for 1.0 basis for each Share that is subject to such Award. SAR Awards to be settled in Shares shall be counted in full against the number of Shares available for delivery under the Plan regardless of the number of Shares actually issued in settlement of any SAR. If any stock-denominated Award is paid in cash, forfeited or otherwise lapses, expires, terminates or is canceled without the delivery of Shares, then the number of Shares subject to such Award, if not an Option or SAR, shall be added back to the Share pool from which Award was granted and be available for future Awards thereunder on the basis of 1.7 Shares or 1.6 Shares per Share subject to such Award, as applicable, and on a 1.0 for 1.0 basis if such Award was an Option or SAR. With respect to a dollar-denominated Award that is paid in Shares, the Share pool shall be reduced by 1.7 times or 1.6 times the number of Shares delivered with respect to such dollar-denominated Award, based on the applicable pool from which the Award is satisfied. Notwithstanding the foregoing, Substitute Awards granted in connection with a business acquisition made by the Company or a Subsidiary, whether an asset purchase, merger or stock acquisition, shall not reduce the number of Shares available in a Share pool. In addition, Shares withheld or received by the Company to satisfy tax withholding or other payment obligations shall not again be available for future Awards. Further, no more than 1,924,400 Shares may be granted and delivered with respect to Options that are Incentive Stock Options. Shares shall be delivered first from the Initial Pool, if any, as adjusted, and then from the New Pool.
     (b) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.
     (c) Adjustments. In the event of a stock dividend or stock split with respect to Shares, the number of Shares with respect to which Awards may be granted, the number of Shares subject to outstanding Awards, the grant or exercise price with respect to outstanding Awards and the individual annual grant limits with respect to Awards (other than dollar denominated Awards) automatically shall be proportionately adjusted, without action by the Committee; provided, however, such automatic adjustment shall be evidenced by written addendums to the Plan and Award Agreements prepared by the Company and, with respect to Options, shall be in accordance with the Treasury Regulations concerning Incentive Stock Options. Further, in the event that the Committee determines that any distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, reorganization, merger, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided that the number of Shares subject to any Award denominated in Shares shall always be a whole number.
Section 5. Eligibility and Award Limits
     (a) Eligible Individuals. Any Employee, Consultant or Director (other than an Employee, Consultant or Director who was, immediately prior to the Merger, a service provider to the Company, formerly named Holly Corporation, or entities that were its subsidiaries) shall be eligible to be designated a Participant by the Committee.
     (b) Individual Limits. No individual may be granted stock-denominated Awards in any calendar year with respect to more than 721,650 Shares. No individual may be paid cash-denominated Awards of more than $5 million in the aggregate in any calendar year.
Section 6. Awards
     (a) Options. Subject to the provisions of the Plan, the Committee shall have the authority to determine Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the purchase price therefore and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.
          (i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee at the time the Option is granted, but, except with respect to a Substitute Award, shall not be less than the Fair Market Value per Share on the effective date of such grant.
          (ii) Time and Method of Exercise. The Committee shall determine and provide in the Award Agreement the time or times at which an Option may be exercised in whole or in part, which may include the achievement of such Performance Criteria as the Committee may determine, and the method or methods by which, and the form or forms (which may include, without limitation, cash, check acceptable to the Company, Shares already-owned by the holder, a “cashless-broker” exercise through a program approved by the Company, “netting” or withholding Shares otherwise deliverable on the exercise of the Option, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price of the Option) in which payment of the exercise price with respect thereto may be made or deemed to have been made.
          (iii) Incentive Stock Options. An Incentive Stock Option may be granted only to an individual who is employed by the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) at the time the Option is granted and must be granted no later than April 26, 2016. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. An Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.
     (b) Restricted Stock. Subject to the provisions of the Plan, the Committee shall have the authority to determine the Participants to whom Restricted Stock shall be granted, the number of Shares of Restricted Stock to be granted to each such Participant, the duration of the Restricted Period during which, and the conditions, including the achievement of Performance Criteria, if any, under which, the Restricted Stock may be forfeited to the Company, and the other terms and conditions of such Awards.
          (i) Dividends. Dividends paid on Restricted Stock may be paid directly to the Participant, may be subject to risk of forfeiture and/or transfer restrictions during any period established by the Committee or sequestered and held in a bookkeeping cash account (with or without interest) or reinvested on an immediate or deferred basis in additional shares of Common Stock, which credit or shares may be subject to the same restrictions as the underlying Award or such other restrictions, all as determined by the Committee in its discretion, as provided in the Award Agreement. Absent a provision in an Award Agreement, dividends shall be paid directly to the Participant within 30 days of the date the dividend is paid to stockholders.
          (ii) Registration. Any Restricted Stock may be evidenced in such manner as the Committee shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.
          (iii) Forfeiture and Restrictions Lapse. Except as otherwise determined by the Committee or the terms of the Award Agreement that evidences the grant of the Restricted Stock, upon a Participant’s termination (as determined under criteria established by the Committee) for any reason during the applicable Restricted Period, all Restricted Stock shall be forfeited by the Participant and re-acquired by the Company. The Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to such Participant’s Restricted Stock, provided, however, if the Award is intended to qualify as performance based compensation under Section 162(m) of the Code, such waiver may be made only upon a termination due to death or disability or other event permitted by Section 162(m). Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the holder of Restricted Stock promptly after the applicable restrictions have lapsed or otherwise been satisfied.
          (iv) Transfer Restrictions. During the Restricted Period, Restricted Stock will be subject to the limitations on transfer as provided in Section 6(g)(ii).
     (c) Performance Awards. The Committee shall have the authority to determine the Participants who shall receive a Performance Award, which shall be denominated as a cash amount at the time of grant and confer on the Participant the right to receive payment of all or part of such Award upon the achievement of such performance goals or other criteria, including a service requirement only, during such performance periods as the Committee shall establish with respect to the Award.
          (i) Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals, if any, with respect to such Performance Criteria to be achieved during any performance period, the length of any performance period, the vesting criteria, the amount of any Performance Award and the amount of any payment to be made pursuant to any Performance Award. Which factor or factors are to be used with respect to any grant, and the weight to be accorded thereto if more than one factor is used, shall be determined by the Committee, in its sole discretion, at the time of grant.
          (ii) Payment of Performance Awards. Performance Awards that become vested shall be paid not later than 90 days following the close of the performance period, in a lump sum, installments, or any combination thereof as determined by the Committee at the time of grant. Such payment(s) may be made in cash, Shares and/or in Restricted Stock, in the sole discretion of the Committee. In addition, the Committee may permit a Participant to elect, subject to Committee approval of all or part of the election, to receive any payment otherwise to be made in cash in the form of Restricted Stock, in accordance with election procedures established by the Committee and which comply with Section 409A of the Code.
     (d) SARs. The Committee shall have the authority to determine the Participants to whom SARs shall be granted, the number of SARs to be granted, the exercise price, the conditions and limitations applicable to the exercise of the SAR, including performance objectives, if any, and such additional terms and conditions, as the Committee shall determine that are not inconsistent with the provisions of the Plan.
          (i) Exercise Price. The exercise price per SAR shall be determined by the Committee at the time the SAR is granted, but, except with respect to a Substitute Award, shall not be less than the Fair Market Value per Share on the date of such grant.
          (ii) Time of Exercise. The Committee shall determine and provide in the Award Agreement the time or times at which a SAR may be exercised in whole or in part.
          (iii) Method of Payment. Unless provided in the Award Agreement, the Committee shall determine, in its discretion, whether the SAR shall be paid in cash, shares of Common Stock or a combination of the two.
     (e) DERs. To the extent provided by the Committee in its discretion, a DER may be granted in tandem with a Stock Unit. To the extent so granted, the Committee may provide that such DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee), or be subject to such vesting provisions or restrictions as determined by the Committee in its discretion. Absent a provision in the Stock Unit Award Agreement, tandem DERs shall be paid directly to the Participant within 30 days of the date the dividend is paid to stockholders. DERs may not be granted alone or in tandem with any Award other than a Stock Unit.
     (f) Bonus Shares. The Committee shall have the authority, in its discretion, to grant Bonus Shares to Participants. Each Bonus Share shall constitute a transfer of an unrestricted Share to the Participant, without other payment therefore.
     (g) Substitute Awards. Awards may be granted under the Plan in substitution for awards canceled or forfeited by individuals who become Employees, Consultants or Directors as a result of a merger, consolidation or acquisition by the Company or a Subsidiary of an entity or of the assets of an entity. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of any such Substitute Award. A Substitute Award may be paid in cash, Shares or any combination thereof in the discretion of the Committee.
     (h) Stock Units. The Committee shall have the authority to grant Stock Units to Participants upon such terms and conditions as the Committee may determine. Each Stock Unit Award shall constitute an agreement by the Company to issue or transfer a specified number of Shares or pay an amount of cash equal to the Fair Market Value of a specified number of Shares, or a combination thereof to the Participant within 90 days of the end of the Restricted Period applicable to such Award, subject to the fulfillment during the Restricted Period of such conditions, including achieving performance objectives with respect to such Performance Criteria, if any, as the Committee may specify at the date of grant with respect to such Award. During the Restricted Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Stock Units and shall not have any right to vote such shares.
     (i) Other Stock-Based Awards. The Committee may grant to Participants an Other Stock-Based Award, which shall consist of an Award denominated or payable in, valued in whole or in party by reference to, or otherwise based on or related to, Shares as is deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of any such Other Stock-Based Award. An Other Stock-Based Award may be paid in cash, Shares or any combination thereof in the discretion of the Committee.
     (j) General.
          (i) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, any other Award granted under the Plan or any award granted under any other plan of the Company or any Subsidiary. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Subsidiary may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
          (ii) Limits on Transfer of Awards.
          (A) Except as provided in (C) below, each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant’s lifetime, or if permissible under applicable law, by the Participant’s guardian or legal representative as determined by the Committee.
          (B) Except as provided in (C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported prohibited assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary.
          (C) To the extent specifically approved in writing by the Committee, an Award (other than an Incentive Stock Option) may be transferred to immediate family members or related family trusts or limited partnerships on such terms and conditions as the Committee may establish or approve.

          (iii) Terms of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, that in no event shall the term of any Award exceed a period of 10 years from the date of its grant.
          (iv) Share Certificate. All certificates for Shares or other securities of the Company or any Subsidiary delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
          (v) Consideration for Grants. Awards may be granted for no cash consideration or for such consideration as the Committee determines including, without limitation, such minimal cash consideration as may be required by applicable law.
          (vi) Deliver of Shares or other Securities and Payment by Participant of Consideration. No Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, withholding of Shares, cashless exercise with simultaneous sale, or any combination thereof, provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Shares or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the plan or the applicable Award Agreement to the Company.
          (vii) Performance Criteria. The Committee shall establish the performance goals based on the Performance Criteria applicable to those Awards, the payment of which is intended by the Committee to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code. Nothing in the Plan shall prevent the Committee from establishing other performance-based criteria for Awards not intended to qualify as performance-based compensation under Section 162(m), including, without limitation, Awards being granted to an individual who is not a “covered employee” for purposes of Section 162(m).
Section 7. Amendment and Termination
     Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:
     (a) Amendments to the Plan. The Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any stockholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, notwithstanding any other provision of the Plan or any Award Agreement, no such amendment, alteration, suspension, discontinuation, or termination shall be made without shareholder approval that (i) would increase the total number of Shares available for Awards under the Plan, except as provided in Section 4(c) of the Plan, or (ii) permit the exercise price of any outstanding Option that exceeds the then Fair Market Value of a Share to be reduced or for such an Option to be cancelled and replaced with a new Award.
     (b) Amendments to Awards. Subject to clause (i) above, the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change in any Award shall adversely affect the rights of a Participant under the Award without the consent of such Participant. Notwithstanding the foregoing, with respect to any Award intended to qualify as performance-based compensation under Section 162(m) of the Code, no adjustment other than an acceleration of vesting or payment upon the Participant’s death, disability or Change of Control shall be authorized to the extent such adjustment would cause the Award to fail to so qualify.
Section 8. Section 409A Compliance
     (a) With respect to an Award that is exempt from Section 409A, no amendment or action may be taken with respect to the Award that would cause such Award to become subject to Section 409A of the Code. With respect to an Award that is subject to Section 409A, the terms of the Plan and Agreement shall be construed to comply with Section 409A to the extent applicable. Further, no amendment or action may be taken with respect to such an Award that would cause the Award to fail to comply with the requirements of Section 409A of the Code. If the payment of an Award would be subject to the provisions of Section 409A(a)(2)(B)(i) of the Code, such payment (i.e., the number of shares of Stock and/or cash subject to such Award) shall be delayed and paid in a lump sum (without interest) on the first business day that (i) is more than six months after the date such payment otherwise would have been made, (ii) after the Participant’s death, or (iii) such payment would not be subject to the additional tax provided by Section 409A, whichever is earliest. The applicable provisions of Section 409A and the regulations and guidelines issued thereunder are hereby incorporated by reference and, with respect to an Award that is intended to comply with Section 409A, shall control over any Plan or Award Agreement provision in conflict therewith.
     (b) With respect to an Award that is subject to Section 409A of the Code, notwithstanding anything in the Plan or the Award Agreement to the contrary,
          (i) payment under the Plan may not be made earlier than as permitted by Section 409A(a)(2) of the Code, i.e., a separation from service, death, a specified time (or fixed schedule) specified at the date of the deferral, a “change in ownership, control or effective control, as provided in regulations or other guidance under Section 409A”, or the occurrence of an unforeseeable emergency;
          (ii) the time or schedule of any payment under the Plan may not be accelerated except as provided in regulations or guidance issued under Section 409A;
          (iii) elections made by a Participant to defer compensation under the Plan for services performed in a taxable year must be made not later than the close of the preceding taxable year or at such other time as provided in regulations under Section 409A; and
          (iv) no elections may be made by a Participant to change the time and form of payment under the Plan may be made except as provided in regulations under Section 409A.
Section 9. Change of Control
     Notwithstanding any other provision of this Plan to the contrary, unless specifically provided otherwise in an Award Agreement, in the event of a Change of Control all outstanding Awards automatically shall become fully vested on such Change of Control (or such earlier time as may be established by the Committee), all restrictions, if any, with respect to such Awards shall lapse, including, without limitation, any service, longevity or other employment requirements, and all performance criteria,if any, with respect to such Awards shall be deemed to have been met in full to the maximum extent without regard to any proration provisions in such Award or Award Agreement.

     In addition to, or in lieu of, any other provision of the Plan, the Committee may provide that all Awards not exercised upon or prior to a Change of Control shall (x) terminate on such Change of Control (unless such Change of Control is described in clause (ii) of the definition of Change of Control), (y) be assumed by the successor (or a parent thereof) in any such merger or other corporate transaction, or (z) be surrendered in exchange for substantially economically equivalent substitute Awards (with the same material terms as the surrendered Award, including 100% vesting) from the successor (or a parent thereof).
Section 10. General Provisions
     (a) No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards and the terms and conditions of Awards need not be the same with respect to each recipient.
     (b) Tax Withholding. The Company or any Subsidiary is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Shares (including Shares to be acquired upon payment of the Award, or other property) of any applicable taxes required to be withheld by the Company or Subsidiary in respect of the Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under the Award and to take such other action as may be necessary in the opinion of the Company or Subsidiary to satisfy all of its obligations for the payment of such withholding taxes. In addition, the Committee may provide, in an Award Agreement, that the Participant may direct the Company to satisfy such Participant’s tax withholding obligations through the withholding of Shares otherwise to be acquired upon the exercise or payment of such Award.
     (c) No Right to Employment or Retention. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or under any other service contract with the Company or any Subsidiary, or to remain on the Board. Further, the Company or a Subsidiary may at any time dismiss a Participant from employment or terminate any contractual agreement or relationship with any Consultant, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, in any Award Agreement or any other agreement or contract between the Company or a Subsidiary and the affected Participant. If a Participant’s employer ceases to be a Subsidiary, such Participant shall be deemed to have terminated employment for purposes of the Plan, unless specifically provided otherwise in the Award Agreement.
     (d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.
     (e) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
     (f) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award, permit the exercise of an Award and/or the satisfaction of its tax withholding obligation in the manner elected by the Participant, holder or beneficiary if, acting in its sole discretion, it determines that the issuance of transfer or such Shares or such other consideration, the manner of exercise or satisfaction of the tax withholding obligation might violate any applicable law or regulation, including without limitation, the Sarbanes-Oxley Act, or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded or refused, as the case may be, to the relevant Participant, holder or beneficiary.
     (g) No Trust or Fund Created. Neither the Plan nor the Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any Subsidiary.
     (h) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.
     (i) Headings. Headings are given to the Section and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the plan or any provision thereof.
     (j) Prior Plan Awards. Nothing in this amendment and restatement shall operate or be construed to amend or modify in any manner any Award that was outstanding prior to the Effective Date if such amendment or modification would adversely affect such Award in any manner, including, without limitation, causing such Award to become subject to Section 409A if otherwise exempt as a “grandfathered” Award.
     (k) Employment/Severance Agreements. To the extent the provisions of any employment or severance agreement with a Participant provides for the acceleration of vesting or payment of an equity-based compensation Award granted to such Participant before or after the date of such agreement, or provides for an extension of the period for exercise or the term of such Award, such provisions of such employment agreement or severance agreement shall be deemed for all purposes of this Plan to be a part of the Award Agreement on the date of grant of the Award or the date such agreement is entered into, whichever is later, and the terms of such agreement shall control over any provision in the Award Agreement in conflict therewith. Notwithstanding, the foregoing however, such agreement provision shall be deemed to be void to the extent it would cause the Award to be subject to the additional 20% tax under Section 409A.
Section 11. Effective Date of Plan
     This amendment and restatement shall be effective as of the Effective Date.
Section 12. Term of the Plan
     No Award shall be granted under the Plan after April 26, 2016. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.